Exhibit 99.1

Earnings Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

July 1, 2025	Contact:	JustinRoberts, Investor Relations Jack Isselmann, Media Relations Ph: 503-684-7000

Greenbrier Reports Third Quarter Results

Diluted EPS of $1.86

Operating Cash Flow of nearly $140 million

Aggregate Gross Margin of 18%

Raises FY25 margin guidance; Affirms outlook on deliveries and revenue

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its third fiscal quarter ended May 31, 2025.

Third Quarter Highlights

•	Net earnings attributable to Greenbrier of $60 million, or $1.86 per diluted share, on revenue of $843 million.

•	Aggregate gross margin of 18%; Seventh consecutive quarter meeting or exceeding mid-teens gross margin goal.

•	Operating margin of $93 million or 11% of revenue.

•	EBITDA of $129 million, or 15% of revenue.

•	Operating cash flow of nearly $140 million reflecting increased earnings and working capital efficiencies.

•	Strong lease fleet utilization of 98%.

•	New railcar orders for 3,900 units valued at more than $500 million and deliveries of 5,600 units, resulting in a new railcar backlog of 18,900 units with an estimated value of $2.5 billion.

•	During the quarter, renewed and extended $850 million of bank facilities into 2030.

•	Repurchased 507 thousand shares for nearly $22 million in the quarter. $78 million remaining under current share repurchase program.

•	Closed one manufacturing facility in our European joint venture as announced in Q2. Upon completion of plant closure and consolidation activities, annual savings of at least $10 million are expected.

•	Board approves quarterly dividend of $0.32 per share, payable on August 7, 2025 to shareholders of record as of July 17, 2025, representing Greenbrier’s 45th consecutive quarterly dividend.

•	Subsequent to quarter end, Greenbrier added two new independent directors with more than 50 years of combined rail industry operations experience.

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 2

“For the third quarter, Greenbrier achieved strong financial performance, with net earnings rising both sequentially and year-over-year. Our aggregate gross margin percent continues to surpass our mid-teens long-term target,” said Lorie L. Tekorius, CEO and President. “These results reflect our continued progress on operational initiatives across the business, including footprint optimization in Europe, insourcing expansion in Mexico, and disciplined execution in our Leasing & Fleet Management segment, which is steadily building recurring revenue.”

“In a dynamic trade and economic environment, our focus on efficiency, agility, and strategic investment is yielding positive results. The renewal and extension of two key North American credit facilities during the quarter further strengthened our balance sheet and enhanced financial flexibility. As a market leader with a healthy backlog, refreshed liquidity, and consistent margin performance, Greenbrier is well-positioned to deliver resilient results and long-term shareholder value,” Tekorius concluded.

Business Update & Outlook

Based on current trends and production schedules, Greenbrier is updating its guidance for fiscal 2025:

	FY 2024 Actuals	FY 2025 April Guidance	FY 2025 Updated Guidance
Operating Metrics
Deliveries(1)	23,700 units	21,500 – 23,500 units	21,500 – 23,500 units
Revenue	$3.54B	$3.15B - $3.35B	$3.15B - $3.35B
Aggregate Gross Margin %	15.8%	17.0% - 17.5%	17.7% - 18.3%
Operating Margin %(2)	9.2%	10.2% - 10.7%	10.6% - 11.0%
Capital Expenditures
Manufacturing	$122M	$120M	$145M
Leasing & Fleet Management(3)	343M	300M	270M
Gross Capital Expenditures	465M	420M	415M
Equipment Sales Proceeds	75M	60M	75M
Net Capital Expenditures	$390M	$360M	$340M

(1)	Includes approximately 1,400 units and 1,600 units of deliveries for FY2024 and FY2025 guidance, respectively, associated with Brazil.
(2)	Earnings from operations divided by revenue.
(3)

Included in FY2024 Actuals and FY2025 guidance are capital expenditures and transfers for railcars into the lease fleet that were manufactured and subsequently held on the balance sheet in 2023 and 2024, respectively.

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 3

Financial Summary

	Q3 FY25	Q2 FY25	Sequential Comparison – Main Drivers
Revenue	$842.7M	$762.1M	Primarily higher deliveries reflecting increased syndication activity
Aggregate Gross margin	$151.5M	$138.6M	Strong Manufacturing performance and syndication activity
Aggregate Gross margin %	18.0%	18.2%
Net gain on disposition of equipment	$7.0M	$9.6M	Ongoing gains from lease fleet optimization
Earnings from operations	$92.6M	$83.6M	Strong operating performance
Operating margin %	11.0%	11.0%
Core EBITDA(1)	$128.5M	$123.9M
Effective tax rate	22.8%	32.3%	Geographic mix of earnings and favorable net discrete items primarily related to foreign currency fluctuations
Core Net earnings attributable to Greenbrier	$60.1M	$56.1M(1)	Higher revenue and profitability as described above
Core Diluted EPS	$1.86	$1.69(1)

(1)	See reconciliation at conclusion of Supplemental Information.

Segment Summary

	Q3 FY25	Q2 FY25	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$778.2M	$700.3M	Higher syndicated deliveries
Gross margin %	13.6%	13.6%	Continued robust operating performance
Earnings from operations	$83.3M	$69.0M
Operating margin % (1)	10.7%	9.9%
Deliveries (units) (2)	5,200	5,000
Leasing & Fleet Management
Revenue	$64.5M	$61.8M	Increased syndication activity and fleet growth
Gross margin %	71.2%	70.7%
Earnings from operations	$45.3M	$45.6M	Higher revenue partially offset by modestly lower gains from lease fleet equipment sales
Operating margin % (1)	70.2%	73.8%
Owned fleet (units)	16,800	16,600
Fleet utilization	98.2%	98.3%

(1)	See supplemental segment information in Supplemental Information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its third quarter 2025 results. In conjunction with this release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	July 1, 2025

•	2:00 p.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “3278879”

•	Webcast access at http://www.gbrx.com

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 16,800 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	May 31, 2025	February 28, 2025	November 30, 2024	August 31, 2024	May 31, 2024
Assets
Cash and cash equivalents	$296.8	$263.5	$300.0	$351.8	$271.6
Restricted cash	45.2	38.4	12.9	16.8	20.2
Accounts receivable, net	507.7	535.4	583.0	523.8	488.5
Income tax receivable	33.7	31.5	26.7	45.1	20.0
Inventories	707.6	692.5	753.8	770.9	812.4
Leased railcars for syndication	248.6	260.4	228.1	130.7	155.3
Equipment on operating leases, net	1,300.4	1,259.0	1,234.1	1,243.5	1,226.9
Property, plant and equipment, net	711.7	702.6	695.5	711.7	648.3
Investment in unconsolidated affiliates	95.0	88.2	83.9	87.3	90.3
Intangibles and other assets, net	277.3	268.5	242.1	244.4	254.3
Goodwill	129.2	127.0	127.4	128.5	128.0

	$4,353.2	$4,267.0	$4,287.5	$4,254.5	$4,115.8

Liabilities and Equity
Revolving notes	$378.8	$372.0	$444.9	$351.6	$348.4
Accounts payable and accrued liabilities	696.2	669.0	653.1	731.4	652.9
Deferred income taxes	151.9	144.4	131.4	130.1	82.9
Deferred revenue	32.5	35.0	45.5	58.9	74.0
Notes payable, net	1,383.9	1,384.9	1,394.5	1,404.2	1,413.9
Contingently redeemable noncontrolling interest	40.1	41.2	43.1	41.7	56.3
Total equity – Greenbrier	1,504.0	1,460.2	1,412.7	1,376.1	1,329.1
Noncontrolling interest	165.8	160.3	162.3	160.5	158.3

Total equity	1,669.8	1,620.5	1,575.0	1,536.6	1,487.4

	$4,353.2	$4,267.0	$4,287.5	$4,254.5	$4,115.8

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2025	2024	2025	2024
Revenue
Manufacturing	$778.2	$755.0	$2,298.9	$2,325.7
Leasing & Fleet Management	64.5	65.2	181.8	166.0

	842.7	820.2	2,480.7	2,491.7
Cost of revenue
Manufacturing	672.6	672.2	1,958.4	2,070.1
Leasing & Fleet Management	18.6	24.2	58.6	54.3

	691.2	696.4	2,017.0	2,124.4
Margin	151.5	123.8	463.7	367.3
Selling and administrative expense	65.9	59.3	192.5	179.2
Net gain on disposition of equipment	(7.0)	(7.8)	(16.8)	(12.6)

Earnings from operations	92.6	72.3	288.0	200.7
Interest and foreign exchange	13.2	24.7	58.3	72.5

Earnings before income tax and earnings from unconsolidated affiliates	79.4	47.6	229.7	128.2
Income tax expense	(18.1)	(10.7)	(71.5)	(30.0)

Earnings before earnings from unconsolidated affiliates	61.3	36.9	158.2	98.2
Earnings from unconsolidated affiliates	6.2	3.7	14.6	9.2

Net earnings	67.5	40.6	172.8	107.4
Net earnings attributable to noncontrolling interest	(7.4)	(6.7)	(5.5)	(8.9)

Net earnings attributable to Greenbrier	$60.1	$33.9	$167.3	$98.5

Basic earnings per common share:	$1.92	$1.09	$5.35	$3.17
Diluted earnings per common share:	$1.86	$1.06	$5.18	$3.05
Weighted average common shares:
Basic	31,186	31,131	31,269	31,091
Diluted	32,184	32,021	32,272	32,456
Dividends per common share	$0.32	$0.30	$0.92	$0.90

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Nine Months Ended May 31,
	2025	2024
Cash flows from operating activities
Net earnings	$172.8	$107.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	8.7	(33.1)
Depreciation and amortization	89.3	82.3
Net gain on disposition of equipment	(16.8)	(12.6)
Stock based compensation expense	13.4	12.2
Noncontrolling interest adjustments	9.1	1.7
Other	2.6	3.1
Decrease (increase) in assets:
Accounts receivable, net	15.2	43.3
Income tax receivable	11.4	22.2
Inventories	39.3	6.4
Leased railcars for syndication	(133.5)	(29.8)
Other assets	0.8	2.4
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(17.8)	(94.2)
Deferred revenue	(26.8)	27.1

Net cash provided by operating activities	167.7	138.4

Cash flows from investing activities
Proceeds from sales of assets	75.4	67.9
Capital expenditures	(209.1)	(324.7)
Cash distribution from unconsolidated affiliates and other	6.2	2.5

Net cash used in investing activities	(127.5)	(254.3)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	12.3	19.0
Proceeds from revolving notes with maturities longer than 90 days	48.2	176.9
Repayments of revolving notes with maturities longer than 90 days	(34.2)	(145.8)
Proceeds from issuance of notes payable	48.8	180.5
Repayments of notes payable	(71.5)	(78.9)
Debt issuance costs	(5.0)	(2.8)
Repurchase of stock	(21.8)	(1.3)
Dividends	(29.7)	(29.1)
Cash distribution to joint venture partner	(10.9)	(7.2)
Tax payments for net share settlement of restricted stock	(5.6)	(5.2)

Net cash provided by (used in) financing activities	(69.4)	106.1

Effect of exchange rate changes	2.6	(1.1)
Decrease in cash, cash equivalents and restricted cash	(26.6)	(10.9)
Cash and cash equivalents and restricted cash
Beginning of period	368.6	302.7

End of period	$342.0	$291.8

Balance Sheet Reconciliation
Cash and cash equivalents	$296.8	$271.6
Restricted cash	45.2	20.2

Total Cash and cash equivalents and restricted cash	$342.0	$291.8

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING & FLEET MANAGEMENT INFORMATION

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Fleet Management revenue excluding the impact of syndication activity, which is more transactional in nature.

Key information for the Leasing & Fleet Management segment:

	Three Months Ended
Greenbrier Lease Fleet (Units)(1)	May 31, 2025	February 28, 2025
Beginning balance	16,600	16,700
Railcars added	1,900	1,400
Railcars sold / scrapped	(1,700)	(1,500)

Ending balance	16,800	16,600

	May 31, 2025	February 28, 2025
Equipment on operating lease(2)	$1,300.4	$1,259.0

Non-recourse warehouse	$231.4	$233.0
ABS non-recourse notes	459.9	463.8
Non-recourse term loan	311.3	314.3

Total Leasing non-recourse debt	$1,002.6	$1,011.1

Fleet leverage %(3)(4)	77%	80%

(1)	Owned fleet includes Leased railcars for syndication
(2)	The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 9

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2025 are as follows:

	First	Second	Third	Total
Revenue
Manufacturing	$820.4	$700.3	$778.2	$2,298.9
Leasing & Fleet Management	55.5	61.8	64.5	181.8

	875.9	762.1	842.7	2,480.7
Cost of revenue
Manufacturing	680.4	605.4	672.6	1,958.4
Leasing & Fleet Management	21.9	18.1	18.6	58.6

	702.3	623.5	691.2	2,017.0
Margin	173.6	138.6	151.5	463.7
Selling and administrative expense	62.0	64.6	65.9	192.5
Net gain on disposition of equipment	(0.2)	(9.6)	(7.0)	(16.8)

Earnings from operations	111.8	83.6	92.6	288.0
Other costs
Interest and foreign exchange	23.4	21.7	13.2	58.3

Earnings before income tax and earnings from unconsolidated affiliates	88.4	61.9	79.4	229.7
Income tax expense	(33.4)	(20.0)	(18.1)	(71.5)

Earnings before earnings from unconsolidated affiliates	55.0	41.9	61.3	158.2
Earnings from unconsolidated affiliates	4.1	4.3	6.2	14.6

Net earnings	59.1	46.2	67.5	172.8
Net (earnings) loss attributable to noncontrolling interest	(3.8)	5.7	(7.4)	(5.5)

Net earnings attributable to Greenbrier	$55.3	$51.9	$60.1	$167.3

Basic earnings per common share (1)	$1.77	$1.66	$1.92	$5.35
Diluted earnings per common share (1)	$1.72	$1.56	$1.86	$5.18
Dividends per common share	$0.30	$0.30	$0.32	$0.92

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2024 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$759.7	$811.0	$755.0	$986.7	$3,312.4
Leasing & Fleet Management	49.1	51.7	65.2	66.3	232.3

	808.8	862.7	820.2	1,053.0	3,544.7
Cost of revenue
Manufacturing	672.5	725.4	672.2	842.9	2,913.0
Leasing & Fleet Management	15.0	15.1	24.2	18.9	73.2

	687.5	740.5	696.4	861.8	2,986.2
Margin	121.3	122.2	123.8	191.2	558.5
Selling and administrative expense	56.3	63.6	59.3	67.9	247.1
Net loss (gain) on disposition of equipment	0.1	(4.9)	(7.8)	(0.5)	(13.1)

Earnings from operations	64.9	63.5	72.3	123.8	324.5
Interest and foreign exchange	23.2	24.6	24.7	28.3	100.8

Earnings before income tax and earnings from unconsolidated affiliates	41.7	38.9	47.6	95.5	223.7
Income tax expense	(10.0)	(9.3)	(10.7)	(32.0)	(62.0)

Earnings before earnings from unconsolidated affiliates	31.7	29.6	36.9	63.5	161.7
Earnings from unconsolidated affiliates	1.5	4.0	3.7	1.8	11.0

Net earnings	33.2	33.6	40.6	65.3	172.7
Net earnings attributable to noncontrolling interest	(2.0)	(0.2)	(6.7)	(3.7)	(12.6)

Net earnings attributable to Greenbrier	$31.2	$33.4	$33.9	$61.6	$160.1

Basic earnings per common share (1)	$1.00	$1.08	$1.09	$1.98	$5.15
Diluted earnings per common share (1)	$0.96	$1.03	$1.06	$1.92	$4.96
Dividends per common share	$0.30	$0.30	$0.30	$0.30	$1.20

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended May 31, 2025:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$778.2	$15.2	$793.4	$83.3	$1.5	$84.8
Leasing & Fleet Management	64.5	—	64.5	45.3	—	45.3
Eliminations	—	(15.2)	(15.2)	—	(1.5)	(1.5)
Corporate	—	—	—	(36.0)	—	(36.0)

	$842.7	$—	$842.7	$92.6	$—	$92.6

Three months ended February 28, 2025:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$700.3	$53.1	$753.4	$69.0	$9.7	$78.7
Leasing & Fleet Management	61.8	0.2	62.0	45.6	—	45.6
Eliminations	—	(53.3)	(53.3)	—	(9.7)	(9.7)
Corporate	—	—	—	(31.0)	—	(31.0)

	$762.1	$—	$762.1	$83.6	$—	$83.6

	Total assets
	May 31, 2025	February 28, 2025
Manufacturing	$2,071.2	$2,042.0
Leasing & Fleet Management	1,858.2	1,854.9
Unallocated, including cash	423.8	370.1

	$4,353.2	$4,267.0

BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended May 31,
2025
Backlog Activity (units) (1)
Beginning backlog	20,400
Orders received	3,900
Production held on the Balance Sheet	(1,500)
Production sold to third parties	(3,900)

Ending backlog	18,900

Delivery Information (units) (1)
Direct sales	3,900
Sale of Leased railcars for syndication	1,700

Total deliveries	5,600

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to Core EBITDA

	Three Months Ended
	May 31, 2025	February 28, 2025
Net earnings	$67.5	$46.2
Interest and foreign exchange	13.2	21.7
Income tax expense	18.1	20.0
Depreciation and amortization	29.7	29.4
Facility-related rationalization costs(1)	—	6.6

Core EBITDA	$128.5	$123.9

(1)	Includes $1.0 million of Depreciation & amortization

Share Calculations for Core diluted earnings per share (in thousands)

	Three Months Ended
	May 31, 2025	February 28, 2025
Basic Shares	31,186	31,376
Dilutive effect of performance awards	998	959
Dilutive effect of convertible notes due 2028	—	893

Diluted weighted average shares outstanding	32,184	33,228

Reconciliation of Net earnings attributable to Greenbrier to Core net earnings attributable to Greenbrier

	Three Months Ended
	May 31, 2025	February 28, 2025
Net earnings attributable to Greenbrier	$60.1	$51.9
Facility-related rationalization costs(1)	—	4.2

Core net earnings attributable to Greenbrier	$60.1	$56.1

(1)	Net of $2.4 million of tax and non-controlling interest

Reconciliation of Diluted earnings per share to Core diluted earnings per share

	Three Months Ended
	May 31, 2025	February 28, 2025
Diluted earnings per share	$1.86	$1.56
Facility-related rationalization costs	—	0.13

Core diluted earnings per share	$1.86	$1.69

Debt Summary

	May 31, 2025	February 28, 2025
Total Leasing non-recourse debt	$1,002.6	$1,011.1
Total other debt	774.5	760.7

	1,777.1	1,771.8
Debt discount and issuance costs	(14.4)	(14.9)

Total consolidated debt	$1,762.7	$1,756.9

- More -

Greenbrier Reports Third Quarter Results (Cont.)	Page 13

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affect,” “approximately,” “are,” “backlog,” “believe,” “continue,” “drive,” “estimate,” “grow,” “long-term,” “may,” “position,” “recurring,” “resilient,” “result,” “schedule,” “strategy,” “strong,” “target,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; geopolitical unrest including the war in Ukraine and conflict in the Middle East. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

Core EBITDA, Core net earnings attributable to Greenbrier, and Core diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not measures of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Core EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Core EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Core net earnings attributable to Greenbrier and core diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

###